Exhibit 99.1

Standard BioTools Reports Fourth Quarter and Full Year 2025 Financial Results

BOSTON, Mass., February 24, 2026 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (NASDAQ: LAB) (the “Company” or “Standard BioTools”) today announced financial results for the quarter and fiscal year ended December 31, 2025.

Recent Highlights:

•
Fourth quarter 2025 revenue from Continuing Operations of $23.8 million; Full Year 2025 revenue of $85.3 million
•
Fully operationalized over $40 million in previously announced annualized cost savings supporting path to positive adjusted EBITDA and adjusted cash flow exiting 2026
•
Approximately $550 Million in cash & investments following the closing of the SomaLogic transaction on January 30, 20261 to fuel inorganic growth strategy

“We delivered a strong finish to the year with better-than-expected performance, driven by disciplined execution across the business,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “Our team continued to deliver tangible efficiency gains fully operationalizing over $40 million in previously announced cost savings and exiting the year with meaningfully lower run-rate operating expenses, reinforcing progress toward achieving our 2026 profitability targets.”

Dr. Egholm continued, “Looking ahead, we enter 2026 with a focused and streamlined business, a proven team executing with the rigor of the Standard BioTools Business System (SBS), a strong balance sheet following the strategic sale of SomaLogic to Illumina, and approximately $1 billion in NOL carryforwards. Taken together, these differentiated assets provide significant flexibility to pursue disciplined M&A and drive long-term shareholder value.”

Financial Results Table: Continuing Operations

	As Reported
	Three Months Ended	Twelve Months Ended
(Unaudited, in millions, except percentages)	December 31, 2025	December 31, 2025
Revenue	$23.8	$85.3
Gross margin	47.8%	49.9%
Non-GAAP gross margin	50.3%	53.6%
Operating expenses	$36.0	$152.8
Non-GAAP operating expenses	$27.8	$108.3
Operating loss	$(24.6)	$(110.2)
Net loss from continuing operations	$13.9	$(58.8)
Adjusted EBITDA	$(15.8)	$(62.6)
Cash, cash equivalents, restricted cash, and liquid investments	$210.7	$210.7

1 This approximate cash and investments balance is unaudited and may be adjusted as a result of, among other things, completion of financial closing procedures and internal reviews. This financial information does not represent a comprehensive statement of the Company’s current financial results.

Fourth Quarter 2025 Financial Results: Continuing Operations

Following the announced sale of SomaLogic, Inc. (“SomaLogic”) and other specified assets to Illumina, Inc. (“Illumina”) in June 2025, which transaction closed in January 2026, all financial results in this section reflect continuing operations only.

•
Revenue was $23.8 million in the fourth quarter of 2025, down 4% year-over-year.
•
Consumables revenue was $9.0 million in the fourth quarter of 2025, down 17% year-over-year. Lower consumables revenue in the quarter reflected project funding declines primarily in flow and microfluidics.
•
Instruments revenue was $8.5 million in the fourth quarter of 2025, up 10% year-over-year. Instrument revenue in the quarter reflected strong growth in imaging but overall remained impacted by capital-constrained end-markets, particularly in the Americas.
•
Services revenue, which is predominantly Field Services, was $6.4 million in the fourth quarter of 2025, up 1% year-over-year. Lab Services revenue increased due to higher demand from pharmaceutical customers, offset by decreased Field Services revenue due to fewer active service contracts and lower on-demand revenue driven by improved instrument quality and uptime.

•
Gross margins in the fourth quarter of 2025 were approximately 47.8%, versus 45.8% in the fourth quarter of 2024; and non-GAAP gross margins in the fourth quarter of 2025 were approximately 50.3%, versus 48.1% in the fourth quarter of 2024. Gross margins and non-GAAP gross margins were driven by volume and product mix.

•
Operating expenses in the fourth quarter of 2025 were $36.0 million, a decrease of $1.4 million, or down 4%, compared to the fourth quarter of 2024. Operating expenses included $2.1 million in restructuring and related charges. Non-GAAP operating expenses, which exclude transaction costs, stock-based compensation, and restructuring charges, were $27.8 million in the fourth quarter of 2025, a decrease of $0.4 million, or down 1%, compared to the fourth quarter of 2024. The decrease in operating expenses was due to restructuring actions.

•
Net income for the fourth quarter of 2025 was $13.9 million, compared to a net loss of $27.2 million in the fourth quarter of 2024, representing a change of $41.1 million or 151%. The improvement primarily reflects a one-time, non-cash partial release of $38.4 million of the U.S. deferred tax valuation allowance, based on expected gains from the Sengenics and SomaLogic divestitures and our conclusion that this portion will be realized. Adjusted EBITDA for the fourth quarter of 2025 was a loss of $15.8 million, versus an adjusted EBITDA loss of $16.2 million in the fourth quarter of 2024, an improvement of $0.4 million, or 3%.

Full Year 2025 Financial Results: Continuing Operations

Following the announced sale of SomaLogic and other specified assets to Illumina, in June 2025, which transaction closed in January 2026, all financial results in this section reflect continuing operations only.

•
Revenue was $85.3 million in 2025, down 6% year-over-year.
•
Consumables revenue was $36.2 million in 2025, down 11% year-over-year. Lower consumables revenue in the year reflected project funding declines in flow and microfluidics.
•
Instruments revenue was $25.4 million in 2025, up 2% year-over-year. Instrument revenue in the year reflected growth in imaging but overall remained impacted by capital-constrained end-markets globally.
•
Services revenue, which is predominantly Field Services, was $23.7 million in 2025, down 7% year-over-year. Lab Services revenue increased due to higher demand from pharmaceutical customers, offset by decreased Field Services revenue due to fewer active service contracts and lower on-demand revenue driven by improved instrument quality and uptime.

•
Gross margins in 2025 were approximately 49.9%, versus 49.3% in 2024; and non-GAAP gross margins in 2025 were approximately 53.6%, versus 53.3% in 2024. Gross margins and non-GAAP gross margins were driven by volume and product mix.

•
Operating expenses in 2025 were $152.8 million, a decrease of $19.6 million, or down 11%, compared to 2024. Operating expenses included $14.8 million in restructuring and related charges. Non-GAAP operating expenses, which exclude transaction costs, stock-based compensation, and restructuring charges, were $108.3 million in 2025, a decrease of $4.4 million, or down 4%, compared to 2024. The decrease in operating expenses was due to restructuring actions.

•
Net loss for 2025 was $58.8 million, compared to a net loss of $90.9 million in 2024, representing an improvement of $32.1 million or 35%. The improvement primarily reflects a one-time, non-cash partial release of $38.4 million of the U.S. deferred tax valuation allowance, based on expected gains from the Sengenics and SomaLogic divestitures and our conclusion that this portion will be realized. Adjusted EBITDA for 2025 was a loss of $62.6 million, versus an adjusted EBITDA loss of $64.2 million in 2024, an improvement of $1.7 million, or 3%.

•
Net operating loss (NOL) carry forwards of approximately $1 billion for US federal income tax purposes. Utilization of this NOL carry forward may be subject to expiration and substantial annual limitations.

Full Year 2026 Revenue Outlook

For fiscal year 2026, the Company expects revenue in the range of $80 million to $85 million, with seasonality similar to prior years.

Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and on a non-GAAP basis. The non-GAAP financial measures included in this press release are non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of the Company’s core operating performance. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance, including with respect to the full year 2026 revenue outlook and expected cash following the closing of the transaction with Illumina; operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits from the transaction with Illumina and the expected benefits and synergies of prior and potential future acquisitions, including the potential for such transactions to drive long-term profitable growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, the potential that the expected benefits and opportunities of the transaction may not be realized or may take longer to realize than expected; risks that the anticipated benefits and synergies resulting from prior and potential future acquisitions and the integration of any such businesses, including the potential for such transactions to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from such transactions; possible integration, restructuring and transition-related disruption resulting from such transactions, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; integration and restructuring activities, including customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; existing and potential future NIH funding pressures; the effect from existing and potential future U.S. export controls and tariffs; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 11, 2025, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 15, 2025, and in the Company’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools, Inc. (Nasdaq: LAB), is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world class management team. The Company's established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/salesterms.

Patent and License Information: standardbio.com/legal/notices.
Trademarks: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2025 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved.

Investor Contact:

ir@standardbio.com

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Continuing Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$17,405	$18,442	$61,659	$65,429
Services and other revenue	6,390	6,335	23,672	25,579
Total revenue	23,795	24,777	85,331	91,008
Cost of revenue:
Cost of product revenue	8,786	8,877	29,553	30,652
Cost of services and other revenue	3,627	4,543	13,235	15,473
Total cost of revenue	12,413	13,420	42,788	46,125
Gross profit	11,382	11,357	42,543	44,883
Operating expenses:
Research and development	7,969	7,040	25,987	28,831
Selling, general and administrative	25,337	27,318	109,861	103,058
Restructuring and related charges	2,075	126	14,782	12,500
Transaction and integration expenses	645	2,955	2,162	27,979
Total operating expenses	36,026	37,439	152,792	172,368
Loss from operations	(24,644)	(26,082)	(110,249)	(127,485)
Bargain purchase gain	—	—	—	25,213
Interest income	1,662	3,896	9,179	20,199
Interest expense	(5)	(572)	(26)	(3,316)
Other income (expense), net	956	(4,143)	4,394	(5,008)
Loss before income taxes	(22,031)	(26,901)	(96,702)	(90,397)
Income tax benefit (expense)	35,932	(272)	37,876	(542)
Net income (loss) from continuing operations	13,901	(27,173)	(58,826)	(90,939)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	5,382	(6,899)	(16,070)	(47,946)
Net income (loss)	$19,283	$(34,072)	$(74,896)	$(138,885)
Induced conversion of redeemable preferred stock	-	-	-	(46,014)
Net income (loss) attributable to common stockholders	$19,283	$(34,072)	$(74,896)	$(184,899)
Net income (loss) per share from continuing operations	$0.04	$(0.07)	$(0.15)	$(0.39)
Net income (loss) per share from discontinued operations	$0.01	$(0.02)	$(0.04)	$(0.14)
Net income (loss) per share attributable to common stockholders	$0.05	$(0.09)	$(0.20)	$(0.52)
Shares used in computing net income (loss) per share attributable to common stockholders	385,048	374,544	381,623	353,245

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Continuing Operations

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$118,213	$166,728
Short-term investments	69,362	126,146
Accounts receivable, net	13,431	14,741
Inventory	19,981	20,744
Prepaid expenses and other current assets	4,871	4,561
Current assets held for sale	228,406	42,963
Total current assets	454,264	375,883
Property and equipment, net	19,275	22,775
Operating lease right-of-use asset, net	26,732	26,567
Other non-current assets	3,154	3,550
Long-term investments	25,701	—
Deferred tax asset, non-current	38,628	138
Non-current assets held for sale	—	183,432
Total assets	$567,754	$612,345
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,407	$5,049
Accrued liabilities	29,783	21,435
Operating lease liabilities, current	5,490	4,806
Deferred revenue, current	38,949	10,274
Deferred grant income, current	3,046	3,527
Current liabilities held for sale	25,633	20,804
Total current liabilities	108,308	65,895
Convertible notes, non-current	299	299
Deferred tax liability	810	1,081
Operating lease liabilities, non-current	25,038	25,590
Deferred revenue, non-current	3,503	32,674
Deferred grant income, non-current	4,290	7,243
Other non-current liabilities	1,215	1,062
Non-current liabilities held for sale	—	6,779
Total liabilities	143,463	140,623
Total stockholders’ equity	424,291	471,722
Total liabilities and stockholders’ equity	$567,754	$612,345

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
Operating activities
Net loss	$(74,896)	$(138,885)
Bargain purchase gain	—	(25,213)
Stock-based compensation expense	29,613	31,732
Amortization of acquired intangible assets	1,715	4,346
Depreciation and amortization	9,262	12,515
Accretion of discount on short-term investments, net	(2,653)	(7,435)
Non-cash lease expense	604	—
Non-cash lease expense	6,019	5,766
Provision for excess and obsolete inventory	3,468	2,524
Change in fair value of warrants	(232)	(632)
Change in fair value of contingent consideration	(3,177)	—
Other non-cash items	905	1,025
Changes in assets and liabilities, net	(44,978)	(29,197)
Net cash used in operating activities	(74,350)	(143,454)
Investing activities
Cash and restricted cash acquired in the Merger	—	280,033
Acquisition of business, net of cash acquired	—	(1,385)
Purchases of short-term marketable debt securities	(101,753)	(256,119)
Purchases of long-term marketable debt securities	(32,321)	—
Purchases of marketable equity securities	(6,857)	—
Purchase of convertible note receivable	(5,000)	—
Proceeds from sales and maturities of investments	179,000	349,000
Purchases of property and equipment	(8,303)	(8,355)
Net cash provided by (used in) investing activities	24,766	363,174
Financing activities
Repayment of term loan and convertible notes	—	(63,192)
Payment of term loan fee	—	(545)
Repurchase of common stock	—	(40,490)
Proceeds from ESPP stock issuance	523	918
Payments for taxes related to net share settlement of equity awards and other	(484)	(459)
Proceeds from exercise of stock options	531	1,152
Net cash provided by (used in) financing activities	570	(102,616)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	842	(785)
Net increase (decrease) in cash, cash equivalents and restricted cash	(48,172)	116,319
Cash, cash equivalents and restricted cash at beginning of period	168,818	52,499
Cash, cash equivalents and restricted cash at end of period	$120,646	$168,818
Cash, cash equivalents, and restricted cash consists of:
Cash and cash equivalents	$118,213	$166,728
Restricted cash	2,433	2,090
Total cash, cash equivalents and restricted cash	$120,646	$168,818

STANDARD BIOTOOLS INC.

REVENUE

Continuing Operations

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Product revenue:
Instruments	$8,455	$7,668	$25,411	$24,889
Consumables	8,950	10,774	36,248	40,540
Total product revenue	17,405	18,442	61,659	65,429
Services and other revenue	6,390	6,335	23,672	25,579
Total revenue	$23,795	$24,777	$85,331	$91,008

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Continuing Operations

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT AND MARGIN PERCENTAGE

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Gross profit	$11,382	$11,357	$42,543	$44,883
Amortization of acquired intangible assets	—	—	—	1,407
Depreciation and amortization	145	277	1,552	1,294
Stock-based compensation expense	431	295	1,461	896
Loss on disposal of property and equipment	—	—	187	—
Non-GAAP gross profit	$11,958	$11,929	$45,743	$48,480

Gross margin percentage	47.8%	45.8%	49.9%	49.3%
Amortization of acquired intangible assets	—	—	—	1.6%
Depreciation and amortization	0.6%	1.1%	1.8%	1.4%
Stock-based compensation expense	1.9%	1.2%	1.7%	1.0%
Loss on disposal of property and equipment	—	—	0.2%	—
Non-GAAP gross margin percentage	50.3%	48.1%	53.6%	53.3%

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Continuing Operations

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating expenses	$36,026	$37,439	$152,792	$172,368
Restructuring and related charges (1)	(2,075)	(126)	(14,782)	(12,500)
Transaction and integration expenses	(645)	(2,955)	(2,162)	(27,979)
Stock-based compensation expense	(4,386)	(5,489)	(22,101)	(16,515)
Depreciation and amortization	(1,142)	(655)	(5,428)	(2,600)
Loss on disposal of property and equipment	(10)	(48)	(10)	(75)
Non-GAAP operating expenses	$27,768	$28,166	$108,309	$112,699

R&D operating expenses	$7,969	$7,040	$25,987	$28,831
Stock-based compensation expense	(600)	(655)	(1,917)	(1,702)
Depreciation and amortization	(184)	(144)	(1,181)	(581)
(Loss) gain on disposal of property and equipment	(7)	(3)	21	(3)
Non-GAAP R&D operating expenses	$7,178	$6,238	$22,910	$26,545

SG&A operating expenses	$25,337	$27,318	$109,861	$103,058
Stock-based compensation expense	(3,786)	(4,834)	(20,184)	(14,813)
Depreciation and amortization	(958)	(511)	(4,247)	(2,019)
Loss on disposal of property and equipment	(3)	(45)	(31)	(72)
Non-GAAP SG&A operating expenses	$20,590	$21,928	$85,399	$86,154

1) Restructuring and related charges for the twelve months ended December 31, 2025 includes $2.2 million of stock-based compensation expense.

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Continuing Operations

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$13,901	$(27,173)	$(58,826)	$(90,939)
Income tax (benefit) expense	(35,932)	272	(37,876)	542
Interest income	(1,662)	(3,896)	(9,179)	(20,199)
Interest expense	5	572	26	3,316
Amortization of acquired intangible assets	—	—	—	1,407
Depreciation and amortization	1,287	932	6,980	3,894
Bargain purchase gain	—	—	—	(25,213)
Restructuring and related charges	2,075	126	12,570	12,500
Transaction and integration expenses	645	2,955	2,162	27,979
Stock-based compensation expense (1)	4,817	5,784	25,774	17,411
Loss on disposal of property and equipment	10	48	197	75
Other non-operating (income) expense	(956)	4,143	(4,394)	5,008
Adjusted EBITDA	(15,810)	(16,237)	(62,566)	(64,219)

1) Stock-based compensation expense for the twelve months ended December 31, 2025 includes $2.2 million of expense that is allocated to restructuring and related charges on the Company's consolidated statement of operations.